Exhibit 99.1

Vapotherm Reports Preliminary Fourth Quarter and Full Year 2022 Results and Year-End Cash Balance

EXETER, New Hampshire, February 8, 2023 / Business Wire / -- Vapotherm, Inc. (NYSE: VAPO), (“Vapotherm” or the “Company”), a global medical technology company focused on the development and commercialization of its proprietary Vapotherm high velocity therapy® products, which are used to treat patients of all ages suffering from respiratory distress, today announced preliminary unaudited fourth quarter and full year 2022 net results.

Preliminary Fourth Quarter and Full Year 2022 Financial Results

For the fourth quarter of 2022, the Company expects net revenue to be in the range of $18.4 million to $18.7 million.

For the fourth quarter of 2022, the Company expects gross margin to be in the range of 27% to 28%.

For the fourth quarter of 2022, the Company expects operating expenses to be in the range of $22.8 million to $23.0 million.

For the fourth quarter of 2022, the Company expects non-GAAP operating expenses excluding impairment of long-lived assets and loss on disposal of property and equipment to be in the range of $20.9 million to $21.1 million.

For the fourth quarter of 2022, the Company expects non-GAAP cash operating expenses excluding additional items as detailed below to be in the range of $17.8 million to $18.0 million.

For fiscal 2022, the Company expects net revenue to be in the range of $66.0 million to $67.0 million.

For fiscal 2022, the Company expects gross margin to be in the range of 25% to 26%.

For fiscal 2022, the Company expects operating expenses to be in the range of $117.6 million to $117.8 million.

For fiscal 2022, the Company expects non-GAAP operating expenses excluding impairment of long-lived assets, impairment of goodwill and loss on disposal of property and equipment to be in the range of $94.0 million to $96.0 million.

For fiscal 2022, the Company expects non-GAAP cash operating expenses excluding additional items as detailed below to be in the range of $83.0 million to $85.0 million.

Cash and cash equivalents were approximately $15.7 million as of December 31, 2022 compared to $28.9 million as of September 30, 2022.

The above preliminary financial results are based on current expectations. Actual results are subject to completion of the Company’s year-end financial closing procedures and review and audit procedures by the Company’s independent registered public accounting firm. The Company will release its fourth quarter and full year 2022 financial results after the close of trading on Thursday, February 23, 2023. Vapotherm’s management team will host a conference call beginning at 4:30 p.m. ET to discuss the financial results and recent business developments.

“Our revenue increased sequentially for the second quarter in a row, bouncing back from the low point in the second quarter of 2022,” said Joseph Army, President and CEO. “Growth was driven primarily by consistent quarterly improvement in U.S. disposables turn rates, reaching 70% of the three-year pre-COVID historical average in the fourth quarter, up from 60% in the third quarter. After two years of meeting significant COVID-related customer demand, 2022 was a transition year for us as the virus mutated from a lower respiratory disease to an upper respiratory disease resulting in reduced customer need and destocking in the first half of 2022.” Continuing, Mr. Army said “I’m pleased to report that during 2022 we executed well on all our key initiatives to drive future revenue growth, improve gross margins and achieve profitability. Our new product platform HVT 2.0 was released to positive feedback in the market. We moved our manufacturing operations to Mexico and received regulatory clearance to ship product built from our new facility. We believe this move will improve our gross margins to 60% once we work through our higher costed inventory and initial production builds. We also executed on our path to profitability initiatives and completed actions expected to decrease our annual cash operating expenses from $100 million in 2021 to $60 million to $62 million in 2023 while still making significant investments in future growth drivers. We believe our progress on these key initiatives in 2022 will allow us to achieve our goals in 2023 and beyond.”

Fiscal 2023 Outlook

For fiscal 2023, the Company expects net revenue to be in the range of $77 million to $79 million. We anticipate that 75% of revenue will come from disposables revenue and that the remainder will come from capital and service.

For fiscal 2023, gross margin is expected to be in the range of 48% to 50%.

For fiscal 2023, operating expenses are expected to be in the range of $76 million to $78 million.

For fiscal 2023, non-GAAP cash operating expenses excluding additional items as detailed below are expected to be in the range of $60 million to $62 million.

Debt Update

The Company has reached an agreement in principle with its lender, SLR Investment Corp. (“SLR”) and the lenders party thereto to increase the Company’s ability to PIK monthly interest in an amount equal to up to 9% in 2023. The Company is in the process of finalizing an amendment to its loan agreement to reflect this amendment.

NYSE Listing Update

With respect to the previously reported two delisting notices from the New York Stock Exchange (NYSE) in 2022, the Company is pleased to report it recently received a price cure notification letter from the NYSE indicating the Company’s stock price was above the NYSE’s minimum requirement of one dollar per share based on a 30-trading day average. Accordingly, the Company is no longer considered below the one dollar continued listing criterion.

The Company recently received a plan acceptance letter from the NYSE indicating it had accepted the Company’s previously submitted business plan to cure its non-compliance with its market capitalization requirement. As set forth in the acceptance letter, the NYSE will continue listing the Company and will perform quarterly reviews for an 18-month period that started September 27, 2022 (the date the delisting notice was received by the Company) for compliance with the goals and initiatives outlined in the Company’s business plan, which are consistent with the key initiatives the Company has publicly disclosed. The Company will need to achieve the minimum continued listing standards of either average global market capitalization over a consecutive 30 trading-day period of $50 million or total stockholders’ equity of $50 million at the completion of the 18-month period.

Conference Call Information

To listen to the conference call on your telephone, please dial +1 (888) 330-2391 for U.S. callers, or +1 (240) 789-2702 for international callers, approximately ten minutes prior to the start time and reference conference code 6585549. To listen to a live webcast, please visit the Investors section of the Vapotherm website at: http://investors.vapotherm.com/events-and-presentations/events. The webcast replay will be available on the Vapotherm website for 90 days following completion of the call. A replay of this conference call will be available by telephone through March 2, 2023, by dialing +1 (800) 770-2030 in the U.S. or +1 (647) 362-9199 outside of the U.S. The replay access code is 6585549.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including non-GAAP operating expenses excluding impairment of long-lived assets, impairment of goodwill and loss on disposal of property and equipment, and non-GAAP cash operating expenses excluding additional items, including stock-based compensation expense, depreciation and amortization, severance accruals recorded, loss on deconsolidation, and change in fair value of contingent consideration, which differ from operating expenses calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Since these adjustments to the GAAP measures are highly variable, difficult to predict and of a size that could have substantial impact on Vapotherm’s reported results of operations for a period, Vapotherm cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2023 financial guidance regarding non-GAAP cash operating expenses excluding impairment of long-lived assets, impairment of goodwill, loss on disposal of property and equipment and other additional items as detailed below, or non-GAAP cash operating expenses. The Company has reconciled all historical non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these non-GAAP financial measures, as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating budget and financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry.

These non-GAAP financial measures should not be considered alternatives to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company’s presentation of these non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using other non-GAAP financial measures on a supplemental basis. The Company’s definitions of non-GAAP operating expenses excluding impairment of long-lived assets, impairment of goodwill and loss on disposal of property and equipment and non-GAAP cash operating expenses excluding the additional items, are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The following tables contain a reconciliation of preliminary unaudited operating expenses to non-GAAP operating expenses excluding impairment of long-lived assets, impairment of goodwill, loss on disposal of property and equipment and non-GAAP cash operating expenses excluding additional items as detailed below for the three months and year ended December 31, 2022, respectively, based on current expectations. Actual results are subject to completion of the Company’s year-end financial closing procedures and review and audit procedures by the Company’s independent registered public accounting firm.

(unaudited)

	Three Months Ended	Year Ended
	December 31, 2022
	(in thousands)
GAAP operating expenses	$22,827	$117,634
Impairment of goodwill	-	(14,701)
Impairment of long-lived and intangible assets	(1,501)	(7,676)
Loss on disposal of property and equipment	(247)	(568)
Non-GAAP operating expenses	21,079	94,689
Stock-based compensation	(2,663)	(9,668)
Depreciation and amortization	(342)	(1,709)
Termination benefits	(30)	(3,060)
Loss from deconsolidation	(35)	(35)
Change in fair value of contingent consideration	-	3,351
Non-GAAP cash operating expenses	$18,009	$83,568

About Vapotherm

Vapotherm, Inc. (NYSE: VAPO) is a publicly traded developer and manufacturer of advanced respiratory technology based in Exeter, New Hampshire, USA. The Company develops innovative, comfortable, non-invasive technologies for respiratory support of patients with chronic or acute breathing disorders. Over 3.6 million patients have been treated with the use of Vapotherm high velocity therapy® systems. For more information, visit www.vapotherm.com.

Vapotherm high velocity therapy is mask-free non-invasive respiratory support and is a front-line tool for relieving respiratory distress—including hypercapnia, hypoxemia, and dyspnea. It allows for the fast, safe treatment of undifferentiated respiratory distress with one tool. The HVT 2.0 and Precision Flow systems’ mask-free interfaces deliver optimally conditioned breathing gases, making it comfortable for patients and reducing the risks and care complexities associated with mask therapies. While being treated, patients can talk, eat, drink and take oral medication.

Website Information

Vapotherm routinely posts important information for investors on the Investor Relations section of its website, http://investors.vapotherm.com/. Vapotherm intends to use this website as a means of disclosing material, non-public information and for complying with Vapotherm’s disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Vapotherm’s website, in addition to following Vapotherm’s press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Vapotherm’s website is not incorporated by reference into, and is not a part of, this document.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about the Company’s expected financial results for the fourth quarter and full fiscal year 2022, anticipated financial results for fiscal year 2023, its profitability and its growth and the anticipated amendment to its credit agreement with SLR. In some cases, you can identify forward-looking statements by terms such as “expect,” “continue,” “plan,” “intend,” “will,” “outlook,” “guidance,” or “typically,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to the following: Vapotherm has incurred losses in the past and may be unable to achieve or sustain profitability in the future or achieve its 2022 or 2023 financial guidance; risks associated with the move of its manufacturing operations to Mexico; Vapotherm’s ability to raise additional capital to fund its existing commercial operations, develop and commercialize new products, and expand its operations; Vapotherm’s ability to comply with its $5 million minimum cash covenant, execute on its path-to-profitability initiative, convert $17 million of excess inventory into cash, fund its business through 2023 and get it to Adjusted EBITDA positive in the fourth quarter of 2023; Vapotherm’s dependence on sales generated from its Precision Flow systems, competition from multi-national corporations who have significantly greater resources than Vapotherm and are more established in the respiratory market; the ability for Precision Flow systems to gain increased market acceptance; Vapotherm’s inexperience directly marketing and selling its products; the potential loss of one or more suppliers and dependence on its new third party manufacturer; Vapotherm’s susceptibility to seasonal fluctuations; Vapotherm’s failure to comply with applicable United States and foreign regulatory requirements; the failure to obtain U.S. Food and Drug Administration or other regulatory authorization to market and sell future products or its inability to secure, maintain or enforce patent or other intellectual property protection for its products; the impact of the COVID-19 pandemic on its business, including its supply chain, and the other risks and uncertainties included under the heading “Risk Factors” in Vapotherm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 24, 2022 and Vapotherm’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 as filed with the SEC on November 2, 2022, and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Vapotherm’s views as of the date hereof, and Vapotherm does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Vapotherm, Inc.

Investor Relations Contacts:

Mark Klausner or Mike Vallie, Westwicke, an ICR Company, ir@vtherm.com, +1 (603) 658-0011